Section 906 Certifications
I, Jonathan S. Horwitz, the Principal Executive Officer of the Funds listed on Attachment A, certify that, to my knowledge:
1. The form N-CSR of the Funds listed on Attachment A for the period ended October 31, 2012 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Form N-CSR of the Funds listed on Attachment A for the period ended October 31, 2012 fairly presents, in all material respects, the financial condition and results of operations of the Funds listed on Attachment A.
Date: December 27, 2012
/s/ Jonathan S. Horwitz
______________________
Jonathan S. Horwitz
Principal Executive Officer
Section 906 Certifications
I, Steven D. Krichmar, the Principal Financial Officer of the Funds listed on Attachment A, certify that, to my knowledge:
1. The form N-CSR of the Funds listed on Attachment A for the period ended October 31, 2012 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Form N-CSR of the Funds listed on Attachment A for the period ended October 31, 2012 fairly presents, in all material respects, the financial condition and results of operations of the Funds listed on Attachment A.
Date: December 27, 2012
/s/ Steven D. Krichmar
______________________
Steven D. Krichmar
Principal Financial Officer
Attachment A
N-CSR
Period (s) ended October 31, 2012
Putnam Managed Municipal Income Trust
Putnam Municipal Opportunities Trust
Putnam Multi-Cap Value Fund
The Putnam Fund for Growth and Income
Putnam Capital Opportunities Fund
Putnam Income Fund
Putnam Global Income Trust
Putnam Global Equity Fund
Putnam Convertible Securities Fund
Putnam Absolute Return 100 Fund
Putnam Absolute Return 300 Fund
Putnam Absolute Return 500 Fund
Putnam Absolute Return 700 Fund
Putnam Capital Spectrum Fund
Putnam Equity Spectrum Fund
Putnam Asia Pacific Equity Fund
Putnam Global Sector Fund
Putnam Multi-Cap Core Fund